EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33076) of Northern Empire Bancshares of our report dated February 11, 1999 relating to the financial statements, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

San Francisco, CA
March 19, 2001